Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                                   State of
                                                                                 Percentage     Incorporation or
               Parent                                 Subsidiary                of Ownership      Organization
------------------------------------    --------------------------------------  --------------    -------------
Great Southern Bancorp, Inc.            Great Southern Bank                        100%             Missouri
Great Southern Bank                     Great Southern Capital Management, Inc.    100%             Missouri
Great Southern Bank                     Great Southern Financial Corporation       100%             Missouri
Great Southern Bank                     GSB One, L.L.C.                            100%             Missouri
GSB One, L.L.C.                         GSB Two, L.L.C.                            100%             Missouri
Great Southern Financial Corporation    Appraisal Services, Inc.                   100%             Missouri
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